SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2005

TRUE RELIGION APPAREL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-51483	98-0352633

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, California	90023

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 266-3072

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On August 15, 2005, True Religion Apparel, Inc. received notice from the staff of the Nasdaq Listing Qualifications Department of approval of its application to list its common stock on the Nasdaq National Market. True Religion Apparel’s common stock will begin trading on the Nasdaq National Market effective at market opening on August 18, 2005 under the symbol “TRLG.” True Religion Apparel’s common stock was previously listed on the Over-the-Counter Bulletin Board under the symbol “TRLG.OB.”

     A press release announcing the transfer of True Religion Apparel’s listing to the Nasdaq National Market is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     As discussed therein, the press release contains forward-looking statements within the meaning of the Securities Act and the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to True Religion Apparel’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in True Religion Apparel’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit 99.1

Press Release dated August 17, 2005 of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRUE RELIGION APPAREL, INC.
Date: August 17, 2005	By:	/s/ Charles Lesser
	Name:	Charles Lesser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 17, 2005 of the Registrant.